                                                                     EXHIBIT 3.2
                                     BYLAWS


                                       OF


                            SPLITROCK SERVICES, INC.


                     * * * * * * * * * * * * * * * * * * * *



                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I.                 OFFICES

         Section 1.        Principal Office................................  1
         Section 2.        Registered office...............................  1
         Section 3.        Other Offices...................................  1

ARTICLE II.                MEETINGS OF STOCKHOLDERS

         Section 1.        Place of Meetings...............................  1
         Section 2.        Annual Meeting..................................  1
         Section 3.        List of Stockholders............................  1
         Section 4.        Special Meetings................................  1
         Section 5.        Notice..........................................  2
         Section 6.        Quorum..........................................  2
         Section 7.        Voting by Stockholders..........................  2
         Section 8.        Voting Procedure................................  3
         Section 9.        Record Date.....................................  3
         Section 10.       Action Without Meeting; Telephone Meetings......  4

ARTICLE III.               DIRECTORS

         Section 1.        Management......................................  5
         Section 2.        Number, Qualifications and Term.................  5
         Section 3.        Change in Number................................  5
         Section 4.        Removal and Vacancies...........................  5
         Section 5.        Election of Directors...........................  6
         Section 6.        Place of Meetings...............................  6
         Section 7.        First Meetings..................................  6
         Section 8.        Regular Meetings................................  6
         Section 9.        Special Meetings................................  6
         Section 10.       Quorum..........................................  6
         Section 11.       Action Without Meeting; Telephone Meetings......  6
         Section 12.       Chairman of the Board...........................  7

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                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page

         Section 13.       Compensation....................................  7
         Section 14.       Committees......................................  7

ARTICLE IV.       NOTICES

         Section 1.        Method..........................................  7
         Section 2.        Waiver..........................................  7

ARTICLE V.                 OFFICERS

         Section 1.        Officers........................................  8
         Section 2.        Election........................................  8
         Section 3.        Removal and Vacancies...........................  8
         Section 4.        President.......................................  8
         Section 5.        Vice President..................................  8
         Section 6.        Secretary.......................................  9
         Section 7.        Assistant Secretaries...........................  9
         Section 8.        Treasurer.......................................  9
         Section 9.        Assistant Treasurers............................  9

ARTICLE VI.       CERTIFICATES REPRESENTING SHARES

         Section 1.        Certificates....................................  9
         Section 2.        Lost Certificates............................... 10
         Section 3.        Transfer of Shares.............................. 10
         Section 4.        Registered Stockholders......................... 10

ARTICLE VII.      GENERAL PROVISIONS

         Section 1.        Distributions and Share Dividends............... 10
         Section 2.        Reserves........................................ 11
         Section 3.        Checks.......................................... 11
         Section 4.        Fiscal Year..................................... 11
         Section 5.        Seal............................................ 11
         Section 6.        Indemnification................................. 11
         Section 7.        Amendments...................................... 14
         Section 8.        Table of Contents; Headings..................... 14


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                                     BYLAWS
                                       OF
                            SPLITROCK SERVICES, INC.


                                   ARTICLE I.

                                    OFFICES



         Section 1. Principal Office. The principal business office of Splitrock Services, Inc. (the "Corporation") is at 2170 Buckthorne Place, Suite 350, The Woodlands, Montgomery County, Texas 77380.

         Section 2. Registered office. The registered office of the Corporation shall be 9 East Lockerman Street, Suite 214, Dover, DE 19901.

         Section 3. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas or the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of stockholders for all purposes may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on the third Tuesday of April of each year. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter, or on such other day as the Board of Directors shall agree. At such meetings, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. List of Stockholders. At least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

         Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, the Certificate of Incorporation, or these Bylaws, may be called by (a) the President or the Board of Directors, or (b) the holders of at least ten percent (10%) of all shares entitled to vote at such meetings, unless the Certificate of Incorporation provides for a number of shares greater than or less than ten percent (10%), in which event special meetings may be called by the holders of at least the percentage of shares specified in the Certificate of Incorporation, provided, however, that in no event may the Certificate of Incorporation require a percentage greater than fifty percent (50%). Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

         Section 5. Notice. Written or printed notice stating the place, day and hour of a meeting of stockholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or, in the event of a merger or consolidation, not less than twenty (20), nor more than sixty (60) days before the date of the meeting, either personally or by mail or other means of written communication, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. Notice need not be given to a stockholder if (1) notice of two consecutive annual meetings and all notices of any meetings held during the period between those annual meetings or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to the stockholder, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. If such a stockholder delivers to the Corporation a written notice setting forth his current address, the notice requirement of this Section shall be reinstated.

         Section 6. Quorum. At each meeting the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, but in no event shall a quorum consist of the holders of less than one-third of the shares entitled to vote at such a meeting. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 7. Voting by Stockholders. (a) With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present shall be the act of the stockholders, unless otherwise provided in the Certificate of Incorporation or the Bylaws.

         (b) Unless otherwise provided in the Certificate of Incorporation or the Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

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         Section 8.      Voting Procedure. Each outstanding share, regardless of
class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied or special voting rights are provided by the Certificate of Incorporation. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, by proxy appointed by an instrument in writing subscribed by such stockholder, or by his duly authorized attorney-in-fact. No form of proxy or power of attorney bearing a date more than eleven (11) months prior to said meeting shall be valid, unless said instrument provides for a longer period.
Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

         Section 9. Record Date. (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Bylaws or, in the absence of an applicable Bylaw, the Board of Directors, may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this subsection, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

         (b) For the purpose of determining stockholders entitled to call a special meeting of stockholders pursuant to Section 4 of this Article II, the record date shall be the date the first stockholder signs the notice of the meeting.

         (c) Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by stockholders is proposed to be taken by consent in writing without a

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

meeting of stockholders, the Board of Directors may fix a record date for the purpose of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner provided by Section 10(b) of this Article II. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         Section 10. Action Without Meeting; Telephone Meetings. (a) Any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         (b) Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each stockholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by this subsection, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the president or principal executive officer of the Corporation.

         (c) A telegram, telex, cablegram, or similar transmission by a stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a stockholder, shall be regarded as signed by the stockholder for purposes of this section.

         (d) Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

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         (e)   Subject to applicable notice provisions and unless otherwise restricted by the Certificate of Incorporation, stockholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE III.

                                   DIRECTORS


         Section 1. Management. The business and affairs of the Corporation shall be managed by its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. The Board of Directors shall keep regular minutes of its proceedings.

         Section 2. Number, Qualifications and Term. The Board of Directors shall consist of at least two (2) members but no more than seven (7) members unless otherwise determined from time to time by resolution adopted by the stockholders or by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation or residents of Texas or Delaware. Effective as of the 1998 annual meeting of stockholders, except as otherwise provided in
Article III, Section 4 of these Bylaws, the Board of Directors shall be divided into three classes, each class to be as nearly equal in number as possible. The terms of office of directors of the first class are to expire at the first annual meeting of stockholders after their first election or appointment, that of the second class is to expire at the second annual meeting of stockholders after their first election or appointment, and that of the third class is to expire at the third annual meeting of stockholders after their first election or appointment. Thereafter, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. Each person elected a director shall hold office until his successor is duly elected and qualified or until his earlier resignation or removal.

         Section 3. Change in Number. The number of Directors and the class thereof may be increased or decreased from time to time by resolution adopted by the affirmative vote of a majority of the Directors, but no decrease shall have the effect of shortening the term of any incumbent Director.

         Section 4. Removal and Vacancies. Any Director may be removed either for or without cause at any annual or special meeting of stockholders by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such Director, if notice of the intention to act upon such matters shall have

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

been given in the notice calling such meeting. Any vacancy occurring in the Board of Directors may be filled by the vote of a majority of the remaining Directors, even if such remaining Directors comprise less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any position on the Board of Directors to be filled by reason of an increase in a number of Directors shall be filled by the vote of a majority of Directors, election at an annual meeting of the stockholders or at a special meeting of stockholders duly called for such purpose.

         Section 5. Election of Directors. At every election of Directors, each stockholder entitled to vote with respect to such matter shall have the right to vote in person or by proxy the number of voting shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. Cumulative voting shall be prohibited.

         Section 6. Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

         Section 7. First Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the Directors then elected and serving, such time or place shall be changed.



         Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the President on three (3) days' notice to each Director, either personally, by mail, by telegram, or by facsimile. Special meetings may be called in like manner and on like notice on the written request of any two Directors. Except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

         Section 10. Quorum. At all meetings of the Board of Directors, the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 11. Action Without Meeting; Telephone Meetings. Any action required or permitted to be taken at a meeting of the Board of Directors or members of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the

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
case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. Subject to applicable notice provisions and unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 12. Chairman of the Board. The Board of Directors may elect a Chairman of the Board to preside at their meetings and to perform such other duties as the Board of Directors may from time to time assign to him.

         Section 13. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum, stock options, and other compensation including but not limited to employee benefits along with expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee designated by the Board of Directors may, by resolution of the Board of Directors, be allowed compensation for attending committee meetings.

         Section 14. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate from among its members one or more committees, other than an Executive Committee, to the extent provided in such resolution.



                                   ARTICLE IV.

                                     NOTICES

         Section 1. Method. Whenever by statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any Director or stockholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mail as aforesaid.

         Section 2. Waiver. Whenever any notice is required to be given to any stockholder or Director of the Corporation by statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance of

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

a stockholder or Director at a meeting shall constitute a waiver of notice of such meeting, except where a stockholder or Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Consent in writing by a stockholder or Director to any action taken or resolution adopted by the stockholders or Directors of the Corporation shall constitute a waiver of any and all notices required to be given in connection with such action or resolution.



                                   ARTICLE V.

                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall be elected by the Directors and shall be a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, one or more Vice Presidents, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

         Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President and a Secretary, neither of whom need be a member of the Board of Directors, a stockholder, or a resident of the State of Texas. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 3. Removal and Vacancies. Each officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed either for or without cause by a majority of the Board of Directors present at a meeting of the Board of Directors at which a quorum is represented, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 4. President. The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders and the Board of Directors unless the Board of Directors shall choose to elect a Chairman of the Board, in which event the President shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board. The President shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties as the Board of Directors shall prescribe.

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

         Section 5. Vice President. Each Vice President, if any, shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to such Vice President.

         Section 6. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary.

         Section 7. Assistant Secretaries. Each Assistant Secretary, if any, shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

         Section 8. Treasurer. The Treasurer, if any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form, in such sum, and with surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

         Section 9. Assistant Treasurers. Each Assistant Treasurer, if any, shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe.



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
                                   ARTICLE VI.

                        CERTIFICATES REPRESENTING SHARES

         Section 1. Certificates. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of any such officer may be facsimile.

         Section 2. Lost Certificates. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by the holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Registered Stockholders. Unless otherwise provided in the Delaware General Corporation Law, and subject to the provisions in the form of the Uniform Commercial Code Commerce that has been adopted by the State of
Delaware: (a) the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to these Bylaws) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and (b) neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

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
                                  ARTICLE VII.

                               GENERAL PROVISIONS

         Section 1. Distributions and Share Dividends. Distributions and share dividends, subject to the provisions of the Certificate of Incorporation, if any, may be authorized by the Board of Directors at any regular or special meeting. Distributions may be paid in cash, in property, or in the issuance of indebtedness, and may be in the form of a dividend on the outstanding shares of the Corporation, a purchase or redemption by the Corporation of any of its own shares, or a payment in liquidation of all or a portion of the assets of the Corporation. Share dividends shall be paid in authorized but unissued shares of the Corporation subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation. The Board of Directors may fix a record date in the manner provided in Article II of these Bylaws for the purpose of determining stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend.

         Section 2. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions, or to repair or maintain any property of the Corporation, or for such other purposes as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 6. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the


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
Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first and second paragraphs of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Any indemnification under the first and second paragraphs of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the first and second paragraphs of this Section. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the Corporation shall be able to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in the first and second paragraphs of this Section, by petitioning a court of appropriate jurisdiction.

         Expenses (including attorneys' fees) incurred by an officer or director in defending or settling any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

         For purposes of this Section, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

         The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation shall indemnify its directors, officers, and agents to the fullest extent permitted herein, in the Certificate of Incorporation, and in the Delaware General Corporation Law.

         Section 7. Amendments. These Bylaws may be amended or repealed or new Bylaws may be adopted by the stockholders of the Corporation or by the Board of Directors.

         Section 8. Table of Contents; Headings. The Table of Contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.

                            CERTIFICATE BY SECRETARY

         The undersigned, being the secretary of the Corporation, hereby certifies that the foregoing code of Bylaws was duly adopted by the Directors of the Corporation effective on April 27th, 1998.

         IN WITNESS WHEREOF, I have signed this certification as of the 27th day of April, 1998.
                                  /s/ PATRICK J. MCGETTIGAN, JR.
                                  ----------------------------------------------
                                  Patrick J. McGettigan, Jr., Secretary